SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 28, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-08660 (Commission File Number)	22-2405746 (I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code (201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

99.1	InvestorPresentation Materials Dated January 29, 2003

The Investor Presentation Materials disclosed in this Item 7 as Exhibit 99.1 shall be considered “furnished” but not “filed” pursuant to Item 9 of Form 8-K for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.	Regulation FD Disclosure

Hudson United Bancorp (the “Company”) is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. These materials were prepared in connection with the presentation of Kenneth T. Neilson, the President and CEO of the Company and James W. Nall, the Chief Financial Officer, on Thursday, January 29, 2004. The information in this report is being furnished pursuant to Item 9 and shall be deemed “furnished” but not “filed” for the purposes of the Securities Exchange Act of 1934 ,as amended. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

The presentation materials included as Exhibit 99.1 contain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to certain items, including gains and losses that are unusual in nature or are associated with mergers and acquisitions. The Company’s management feels that it is necessary to discuss certain items in this manner to give a more meaningful assessment of the Company’s performance because of certain income and expense items that occurred in the first quarter of 2002 related to the termination of a merger transaction with Dime Bancorp, Inc. (see page 22 of the presentation materials for a GAAP reconciliation).

EXHIBIT INDEX

Exhibit No.	Title
99.1	Investor Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2004	HUDSON UNITED BANCORP

	By:	/s/ James W. Nall

	Name:	James W. Nall
	Title:	Executive Vice President and Chief Financial Officer